Exhibit 4.23

FIRST AMENDMENT TO

NON-OPERATED ESCROW AGREEMENT

This FIRST AMENDMENT TO NON-OPERATED ESCROW AGREEMENT (this “Amendment”), dated as of November 23, 2010 is entered into by and between W&T Offshore, Inc., a Texas corporation (“W&T”), Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (“BEEOO”) and Amegy Bank National Association, as escrow agent (in such capacity, the “Escrow Agent”).

RECITALS

A. BEEOO, W&T, and Escrow Agent have entered into that certain Non-Operated Escrow Agreement dated as of October 29, 2009 (the “Escrow Agreement”) in connection with that certain Agreement for Purchase and Sale dated effective August 1, 2009, with W&T (hereinafter called the “PSA Agreement”).

B. BEEOO and W&T have executed that certain Second Amendment to Agreement for Purchase and Sale dated as of November 23, 2010 (the “PSA Amendment”) and have agreed to make certain modifications to the Escrow Agreement.

C. Capitalized terms defined in the Escrow Agreement are used herein as therein defined.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Modification to Schedule 2 of the Escrow Agreement. W&T and BEEOO hereby amend and restate Schedule 2 of the Escrow Agreement to read in its entirety as set forth on Exhibit A to this Amendment. Subject to the conditions precedent set forth in the PSA Amendment, BEEOO shall deposit Two Million Two Hundred Two Thousand Two Hundred Sixty-Two and 44/100 US Dollars (US$2,202,262.44) with Escrow Agent. Upon such deposit, no further deposits by BEEOO shall be required under the Escrow Agreement until December 1, 2011. Commencing December 1, 2011 and thereafter, BEEOO shall deposit with the Escrow Agent for deposit into the Escrow Account monthly payments required under Section 7.07.02(a) of the PSA Agreement and as shown on Exhibit A attached hereto.

Section 2. Confirmation. Except as amended herein, the Escrow Agreement is confirmed as originally executed.

Section 3. Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without reference to the principles of conflict of laws.

(b) All notices and other communications under this Amendment shall be given in accordance with the Escrow Agreement.

(c) This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

W&T Offshore, Inc.

By	/s/ Thomas F. Getten
Name:	Thomas F. Getten
Title:	Vice President

Black Elk Energy Offshore Operations, LLC

By:	/s/ James Hagemeier
Name:	James Hagemeier
Title:	Vice President

Amegy Bank National Association as Escrow Agent

By:	/s/ Mike Smith
Name:	Mike Smith
Title:	Assistant Vice President

Signature Page to First Amendment to Non-Operated Escrow

Exhibit A

Revised Schedule

Payment Schedule Into Non-Operated Escrow Agreement

Payment Schedule Into Non-Operated Escrow Agreement

Thousands of $s

Payment Date	Balance after Payment		Payment
	$31,214
01-Nov-09	$30,724		$490
01-Dec-09	$30,234		$490
01-Jan-10	$29,744		$490
01-Feb-10	$29,254		$490
01-Mar-10	$28,764		$490
01-Apr-10	$28,274		$490
01-May-10	$27,784		$490
01-Jun-10	$27,294		$490
01-Jul-10	$26,804		$490
01-Aug-10	$26,314		$490
01-Sep-10	$25,824		$490
01-Oct-10	$25,334		$490
01-Nov-10	$24,844		$490
Amendment Effective Date	$22,641	[1]	$2,202	[2]
01-Dec-11	$22,394		$247	[3]
01-Jan-12	$22,054		$340
01-Feb-12	$21,714		$340
01-Mar-12	$21,374		$340
01-Apr-12	$21,034		$340
01-May-12	$20,694		$340
01-Jun-12	$20,354		$340
01-Jul-12	$20,014		$340
01-Aug-12	$19,674		$340
01-Sept-12	$19,334		$340
01-Oct-12	$18,994		$340
01-Nov-12	$18,654		$340
01-Dec-12	$18,314		$340
01-Jan-13	$17,974		$340
01-Feb-13	$17,634		$340
01-Mar-13	$17,294		$340
01-Apr-13	$16,954		$340
01-May-13	$16,614		$340
01-Jun-13	$16,274		$340
01-Jul-13	$15,934		$340
01-Aug-13	$15,594		$340
01-Sep-13	$15,254		$340
01-Oct-13	$14,914		$340
01-Nov-13	$14,574		$340
01-Dec-13	$14,234		$340
01-Jan-14	$13,894		$340
01-Feb-14	$13,214		$340
01-Mar-14	$12,874		$340
01-Apr-14	$12,534		$340
01-May-14	$12,194		$340
01-Jun-14	$11,854		$340
01-Jul-14	$11,514		$340
01-Aug-14	$11,174		$340
01-Sep-14	$10,834		$340

[1]	$22,641,737.56 to be exact.
[2]	$2,202,262.44 per Section 2.02 of Second Amendment to Purchase and Sale Agreement
[3]	$247,737.56 to be exact.

Exhibit A

01-Oct-14	$10,494	$340
01-Nov-14	$10,154	$340
01-Dec-14	$9,814	$340
01-Jan-15	$9,474	$340
01-Feb-15	$9,134	$340
01-Mar-15	$8,794	$340
01-Apr-15	$8,454	$340
01-May-15	$8,114	$340
01-Jun-15	$7,774	$340
01-Jul-15	$7,434	$340
01-Aug-15	$7,094	$340
01-Sep-15	$6,754	$340
01-Oct-15	$6,414	$340
01-Nov-15	$6,074	$340
01-Dec-15	$5,734	$340
01-Jan-16	$5,394	$340
01-Feb-16	$5,054	$340
01-Mar-16	$4,714	$340
01-Apr-16	$4,374	$340
01-May-16	$4,034	$340
01-Jun-16	$3,694	$340
01-Jul-16	$3,354	$340
01-Aug-16	$3,014	$340
01-Sep-16	$2,674	$340
01-Oct-16	$2,334	$340
01-Nov-16	$1,994	$340
01-Dec-16	$1,654	$340
01-Jan-17	$1,314	$340
01-Feb-17	$974	$340
01-Mar-17	$634	$340
01-Apr-17	$294	$340
01-May-17		$294

		$31,214

102788

Exhibit A